Exhibit 99.B(d)(2)

SCHEDULE A
TO THE
INVESTMENT ADVISORY AGREEMENT
BETWEEN
SEI EXCHANGE TRADED FUNDS
AND
SEI INVESTMENTS MANAGEMENT CORPORATION
AS OF MARCH 30, 2022 AS AMENDED JULY 31, 2024, AUGUST 15, 2025,
MARCH 9, 2026, APRIL 20, 2026 AND JUNE 1, 2026

SEI QiM U.S. Large Cap Quality Active ETF
SEI QiM U.S. Large Cap Momentum Active ETF
SEI QiM U.S. Large Cap Value Active ETF
SEI QiM U.S. Large Cap Low Volatility Active ETF
SEI Select Small Cap ETF
SEI Select International Equity ETF
SEI Select Emerging Markets Equity ETF
SEI DBi Multi-Strategy Alternative ETF
SEI QiM U.S. Equity Factor Allocation Active ETF
SEI High Yield Bond & Alternative Credit ETF
SEI Ang Research Enhanced U.S. Large Cap ETF

SCHEDULE B
TO THE
INVESTMENT ADVISORY AGREEMENT
BETWEEN
SEI EXCHANGE TRADED FUNDS
AND
SEI INVESTMENTS MANAGEMENT CORPORATION
AS OF MARCH 30, 2022 AS AMENDED JULY 31, 2024, AUGUST 15, 2025,
MARCH 9, 2026, APRIL 20, 2026 AND JUNE 1, 2026

Pursuant to Article 4, the Trust shall pay the Adviser compensation at an annual rate as follows:

SEI QiM U.S. Large Cap Quality Active ETF	0.15%
SEI QiM U.S. Large Cap Momentum Active ETF	0.15%
SEI QiM U.S. Large Cap Value Active ETF	0.15%
SEI QiM U.S. Large Cap Low Volatility Active ETF	0.15%
SEI Select Small Cap ETF	0.55%
SEI Select International Equity ETF	0.50%
SEI Select Emerging Markets Equity ETF	0.60%
SEI DBi Multi-Strategy Alternative Fund	0.80%
SEI QiM U.S. Equity Factor Allocation Active ETF	0.30%
SEI High Yield Bond & Alternative Credit ETF	0.65%
SEI Ang Research Enhanced U.S. Large Cap ETF	0.10%

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

SEI EXCHANGE TRADED FUNDS		SEI INVESTMENTS MANAGEMENT CORPORATION

By:	/s/ Stephen MacRae	By:	/s/ James Smigiel

Name:	Steven MacRae	Name:	James Smigiel

Title:	V.P.	Title:	Chief Investment Officer

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